Exhibit 10.9

CONSTRUCTION/PERMANENT LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of the __17__ day of December 1999, by and among CUL (SINT MAARTEN) N.V., a Netherlands Antilles limited liability company, whose mailing address is 12410 SE 32nd Street, Bellevue, Washington 98005 (the “Borrower”), COST-U-LESS, INC., a Washington corporation whose mailing address is 12410 SE 32 Street, Bellevue, Washington 98005 Street, Bellevue, Washington 98005 (“CULUSVP”, and, together with Cost-U-Less, the “Guarantors”), and BAN Street, Bellevue, Washington 98005 (“CULUSVP”, and, together with Cost-U-Less, the “Guarantors”), and BANCO POPULAR DE PUERTO RICO, a commercial banking institution whose mailing address is P.O. Box 8580, St. Thomas, U.S. Virgin Islands 00801 (the “Bank”).

WHEREAS, the Bank has agreed to make, the Borrower has accepted and the Guarantors have agreed to guarantee, a loan upon the terms and conditions hereinafter described (the “Loan”), to be used by the Borrower for the construction of a retail building and related facilities (the "Project") on the real property herein described and in accordance with plans and specifications submitted to and approved by the Bank (the “Plans and Specifications”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

1.                 REPRESENTATIONS. The Borrower and the Guarantors. respectively, represent, covenant and warrant that:

1.1              Corporate / Company Existence and Power. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of St. Maarten, Netherlands Antilles, and has the power to make this Agreement and to borrow hereunder. Each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and the U.S. Virgin Islands, respectively, and has the corporate power to make this Agreement and to guarantee the Loan.

1.2              Corporate Authority. The making and performance by the Borrower and Guarantors of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of law or of their Articles of Incorporation, Bylaws or other organizational documents or result in the breach of, or constitute a default under, or, except as hereinafter provided, result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower or

Construction/Permanent Loan Agreement

Guarantors pursuant to any indenture or bank loan or credit agreement, or other agreement or instrument to which any of the Borrower or Guarantors is a party or by which any of the Borrower, Guarantors or the property or any of them may be bound or affected.

1.3             Financial Condition. The most recent financial statements of the Borrower and Guarantors, and other related information, heretofore furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and Guarantors and the results of operations for the period(s) specified therein. To the best of the Borrower’s and each Guarantor’s knowledge and belief, neither the Borrower nor any Guarantor has contingent obligations, liabilities for taxes, or unusual forward or long term commitments, except as herein specifically mentioned, not disclosed by, or reserved against, in said financial statements, and, at the present time, there are no material unrealized or anticipated losses from any unfavorable commitments of the Borrower or Guarantors. Said financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained by the Borrower and Guarantors throughout the period involved. Since the dates of such financial statements, and since the date of the other financial information provided to the Bank, there have been no material adverse changes in the financial condition of the Borrowers or Guarantors from that set forth in said financial statements or in said other financial information as of the date thereof.

1.4          Litigation. Except as the Bank has been advised in writing, there are no suits or proceedings pending, or, to the knowledge of the Borrower or Guarantors, threatened, against or affecting the Borrower or Guarantors which, if adversely determined, would have a material adverse effect on the financial condition or business of the Borrower or Guarantors. There are no proceedings by or before any governmental commission, bureau or other administrative agency pending, or to the knowledge of the Borrower or Guarantors threatened, against any of the Borrower or Guarantors.

1.5          Titles; Liens. The Borrower and Guarantors have exclusive good and marketable title to each of the fixed properties and assets reflected in their financial statements free and clear of all mortgages, liens and encumbrances, except (a) liens, if any, for current taxes, assessments and governmental charges not delinquent or whose validity is being contested at the time in good faith

Construction/Permanent Loan Agreement

and by appropriate proceedings, and covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which, in their opinion, do not and will not interfere with the occupation, use and enjoyment of such properties and assets in the normal course of business as presently conducted or planned or materially impair the value of such properties and assets for the purpose of such business, (b) mortgages, liens and encumbrances disclosed in the financial statements provided in Subsection 1.3 above, and (c) mortgages, liens and encumbrances in favor of the Bank.

1.6            Environmental Compliance. To the best of the Borrower’s knowledge and belief the Borrower has duly complied with, and the Property (as hereinafter defined) and Borrower’s business operations, assets, equipment, property, leaseholds or other facilities are in compliance with the provisions of all Netherlands Antilles environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder and the Borrower has been issued and will maintain all required Netherlands Antilles permits, licenses, certificates, and approvals relating to (1) air emissions, (2) discharges to surface water or groundwater, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal or territorial law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (6) other environmental, health, or safety matters, and the Borrower has received no notice of, and neither knows of nor suspects, facts which might constitute any violations of any Netherlands Antilles environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Property or Borrower’s business, operations, assets, equipment, property, leaseholds, or other facilities and except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release, or discharge into or upon (1) the air, (2) soils or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the Property, of any toxic or hazardous substances or wastes at or from the Property; and accordingly, except for inventory of raw materials, supplies, work in progress and finished, that are to be used or sold in the ordinary course of business,

Construction/Permanent Loan Agreement

the Property is free of all such toxic or hazardous substances or wastes and there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (6) other environmental, health, or safety matters affecting the Borrower, the Property or Borrower’s business, operations, assets, equipment, property, leaseholds, or other facilities. The Borrower has received no notice of indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal) which has not been previously disclosed to the Bank in writing.

1.7          Contract Obligations. The Borrower is not a party to any contractor agreement which materially and adversely affects Borrower’s business, properties, or assets, or Borrower’s condition, financial or otherwise, except as hereinafter identified; and neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor compliance with the terms, conditions and provisions of this Agreement, the Security Instruments referred to herein and the Note issued hereunder will conflict with or result in a breach of the terms, conditions, or provisions of any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower is bound or will result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, except as permitted by the provisions hereof. To the best of Borrower’s knowledge and belief, the Borrower has no contingent obligations except those arising in the ordinary course of the Borrower’s business.

1.8              The Property. The Borrower has a leasehold interest in the Property (hereinafter defined) and there are no encumbrances, restrictions or covenants of record which would prevent or otherwise affect the development of the Project or which would prevent the Bank from obtaining or

Construction/Permanent Loan Agreement

maintaining a first priority interest pursuant to the Assignment (as defined below), except as has been disclosed to and approved by the Bank in writing.

1.9            Business Licenses and Governmental Permits. The Borrower possesses or will obtain all licenses, franchises, and permits necessary for the conduct of Borrower’s business as now, or proposed to be, conducted, and for the development and construction of the Project without substantial known conflict with the rights of others.

1.10           Use of Loan Proceeds. The proceeds of the Loan shall be solely for the purposes herein stated in connection with the Project in accordance with the provisions hereof.

1.11           Enforceability. This Agreement, the Note (as defined in Subsection 2.4), the Security Instruments (as defined in Section 3) and other documents to be delivered and executed simultaneously herewith (collectively, the “Loan Documents”) are the legal, valid and binding obligations of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with their respective terms.

2.                 THE AGREEMENT TO LEND

2.1              Type. The Loan shall be in the form of a fifteen year installment loan in the maximum principal amount of TWO MILLION AND 00/100 UNITED STATES DOLLARS (U.S. $2,000,000.00) payable in one hundred eighty (180) consecutive monthly installments of principal and interest after an initial period of interest only payments as set forth below.

2.2              Principal and Interest Payments. The Borrower shall repay the principal amount of the Loan to the Bank in one hundred eighty (180) consecutive monthly installments of principal as follows: (a) one hundred seventy nine (179) consecutive monthly installments consisting of principal in the amount of ELEVEN THOUSAND ONE HUNDRED ELEVEN, AND 00/100 DOLLARS (U.S. $11,111.00) each, commencing on the first day of the seventh full month from the date hereof and continuing on the first day of each consecutive month, and (b) a one hundred eightieth (180th), final installment of principal then outstanding, together with all accrued and unpaid interest. Interest accrued on the principal sum from time to time outstanding at the rate set forth in Subsection 2.3 below shall be due and payable monthly together with each monthly payment of principal as set forth above, provided however, that interest accrued from the date hereof until the

Construction/Permanent Loan Agreement

date that monthly payments of principal commence as provided above shall be due and payable on the first day of each month commencing on the first day of the first month following the date hereof and continuing on the first day of each subsequent month. The Loan may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefor. All payments and prepayments shall be applied first to late charges (including any interest charged at the Default Rate, as defined below), if any, second to other accrued interest and the remainder to the outstanding principal balance.

2.3            Interest. The Loan shall bear interest on the principal sum advanced and outstanding at a per annum rate equal to one percent (1%) above the prime rate as it varies (any change in interest resulting from the change in the prime rate to be effective at the beginning of the day on which such change in the prime rate is announced). The term “prime rate” as used herein means that rate of interest from time to time announced by The Chase Manhattan Bank (“Chase”) at its principal offices in New York, New York as its floating prime rate, which is not necessarily the lowest rate charged by Chase or the Bank. Interest shall be calculated daily on a three hundred sixty (360) day basis at the rate hereinabove set forth and shall be due and payable monthly commencing on the first day of the first full month following the date hereof as set forth in Subsection 2.2 above.

Notwithstanding the foregoing, at any time that an Event of Default, as defined in Section 10 hereof, shall have occurred and be continuing, the Loan shall bear interest at a rate per annum equal to two percent (2.0%) above the prime rate as it varies (the “Default Rate”) (any change in interest resulting from the change in the prime rate to be effective at the beginning of the day on which such change in the prime rate is announced). Interest at the Default Rate shall be calculated daily on a three hundred sixty (360) day basis and shall be due and payable monthly on the first day of each month as provided in the preceding paragraphs.

2.4             The Note. The Loan shall be evidenced by a promissory note of the Borrower (the “Note”), in the amount of the Loan, dated the date hereof, due and payable to the order of the Bank as hereinabove and therein set forth.

3.                SECURITY. The Loan shall be secured by this Agreement and the following agreements, pledges, and assignments of the Borrower (collectively, the “Security Instruments”):

Construction/Permanent Loan Agreement

3.1 Assignment of Lease. An Assignment of Lease Rights (the “Assignment”) from the Borrower to the Bank, which shall create a first priority lien over the Borrower’s leasehold interest in the real property described below pursuant to a lease agreement dated February 19, 1999 and amended November _____, 1999 (the “Lease”), between Caribe Lumber & Trading N.V. (St.Maarten), as landlord (the “Landlord”), and Borrower, as lessee, pursuant to which the Borrower possesses the real property and improvements located or to be constructed thereon as follows:

the property located at The Bush Raod, Cul-de-Sac, St. Maarten, N.A., consisting of 6,295M2 of the land described in Meetbrief #13/1966, 532M2 of the land described in Meetbrief #67/1967, 17M2 of the road described in Meetbrief #100/1974, and 5,956M2 of the land described in Meetbrief #78/1967, all as shown on the drawings and descriptions attached hereto and made a part hereof as EXHIBIT A, and consisting in the aggregate of 12,800M2.

(collectively, the “Property”).

3.2 Fiduciary Transfer of Ownership and Deed of Assignment. A Fiduciary Transfer of Ownership in favor of the Bank (the “Security Agreement”), granting to the Bank a first priority security interest in the following assets of the Borrower: all inventory, whether on the Property, as stored, or in transit, accounts receivable, machinery, apparatus, equipment, fittings, fixtures, and all other articles of personal property used or procured for use in connection with the construction, maintenance or operation of the Property. The lien of said Security Agreement shall be evidenced and perfected by the filing of the executed originals of the Security Agreement and such other documentation as may be required in St. Maarten, Netherlands Antilles, with such governmental offices as shall be necessary to perfect such lien.

3.3 Assignment of Plans and Specifications. An Assignment of Plans and Specifications, assigning to the Bank the Borrower’s interest in the Plans and Specifications, together with the consent of the Architect to such assignment.

3.4 Assignment of Construction Contract. An Assignment of Construction Contract assigning to the Bank the Borrower’s interest in the contract(s) with the general contractor and/or construction manager for the Project (collectively, the “Construction Contract”), together with the consent of the general contractor to such assignment.

Construction/Permanent Loan Agreement

3.5          Unlimited Guaranty. The unlimited and unconditional guaranty (the “Guaranty”) of the Guarantors, jointly and severally guaranteeing repayment of the Loan, and the Borrower’s obligations under this Agreement and the Security Instruments securing the Note.

4.            CONDITIONS TO CLOSING. The Bank shall close the Loan (but shall not be obligated to make any advance for construction costs unless and until the Borrower and Guarantors have complied with all other provisions of this Agreement), subject to the fulfillment to the satisfaction of the Bank of the following conditions and all other applicable terms of this Agreement and the Loan Documents:

4.1          Title. The Bank shall have received such evidence as may be required by the Bank or its counsel showing that (a) the leasehold title to the Property is vested in the Borrower, and (b) the interest of the Bank under the Assignment will be a first priority lien over the Borrower’s leasehold interest in the Property with no exceptions other than (i) liens for real estate taxes not yet due and payable, and (ii) such other exceptions acceptable to the Bank and its counsel.

4.2         Survey. The Bank shall have received two (2) copies of a survey and legal description (including a metes and bounds description) of the Property together with such certification(s) and related documents as may be necessary or advisable under Netherlands Antilles law or pursuant to general real estate practices in Netherlands Antilles, satisfactory in substance and form to the Bank and its counsel, showing all easements, encroachments, rights-of-way, roads, alleyways, paths, and set-backs and such other matters as revealed by inspection and survey of the Property, and shall clearly indicate all monuments and other controls relied upon by the surveyor (the “Survey”).

4.3          Plans and Specifications. The Bank shall have received the Plans and Specifications together with any and all changes made to the date of the advance, together with such evidence as the Bank may require showing that such Plans and Specifications have been approved by all governmental authorities having or claiming jurisdiction thereover, which Plans and Specifications shall be satisfactory and have the written approval of the Borrower and the Bank. No material modification of said Plans and Specifications shall be effective unless the Bank shall consent in writing thereto.

Construction/Permanent Loan Agreement

4.4          Supervisory Inspector’s Review and Report. The Supervisory Inspector appointed by the Bank as provided in Section 12 hereof shall review all Plans and Specifications, and any other relevant material related to the Project, prior to the making of the first advance. The Bank shall have received the written opinion of the Supervisory Inspector satisfactory to the Bank with regard to: (i) general completeness of the Plans and Specifications, (ii) sufficiency of the design criteria, (iii) compliance with all applicable building and zoning laws and regulations and other laws requiring governmental permits for the development or construction of the Project, (iv) adequacy of the structural, electrical and mechanical systems for the Project, (v) adequacy of the construction schedule, the Construction Contract, major subcontracts and any agreements with the architect(s) and engineer(s) of record for the Project, (vi) adequacy of the final construction hard costs budget and proposed trade payments schedule for the Project submitted by or on behalf of the Borrower, (vii) adequacy of the survey, plot plan, and soil report provided by or on behalf of Borrower along with the Plans and Specifications and (viii) the Supervisory Inspector’s satisfaction that the projected construction costs are in line with market conditions.

4.5          Security Instruments. The Bank shall have received the fully executed Security Instruments described in Section 3 hereof.

4.6          Proof of Corporate and Company Action and Organization. The Bank shall have received for the Borrower and each of the Guarantors certified copies of all corporate and company action taken to authorize the execution and delivery of this Agreement and the borrowing and guaranties hereunder, current Certificates of Good Standing, certified Articles of Organization, Articles of Incorporation. Bylaws, and other organizational documents, Certificates of Incumbency, Certificates of Corporate Ownership, current business licenses and such other papers and documents as the Bank shall reasonably request.

4.7         Subordination of Shareholders’ Loans. All shareholders for Borrower shall have executed and delivered to the Bank a subordination agreement, satisfactory in form and substance to the Bank and its counsel, subordinating its shareholder loans, if any, to the Loan.

Construction/Permanent Loan Agreement

4.8           Insurance. The Bank shall have received from the Borrower the following policies of insurance procured through agencies licensed to do business in the Netherlands Antilles, from insurance companies which shall be financially sound, reputable and satisfactory to the Bank:

(a)           Until Completion of the Project (as defined in Section 7 hereof), insurance coverage providing for payment to the Bank as mortgagee/loss payee against the risk of fire, flood, windstorm, earthquake with extended coverage endorsements in Builder’s Risk Completed Value Non-reporting form (or the equivalent thereto under Netherlands Antilles law and practice) with limits of not less than the full insurable value of the improvements being built on the Property.

(b)         Upon Completion of the Project (as defined in Section 7 hereof), insurance coverage with respect to the improvements comprising the Property and the other assets of Borrower pledged to the Bank as security for the Loan providing for payment to the Bank as mortgagee/loss payee against loss or damage by fire, flood, earthquake, windstorm and other risks now embraced by the so-called broad form extended coverage endorsement (or the equivalent thereto under Netherlands Antilles law and practice), in amounts not less than the full insurable value of the improvements and such assets.

(c)           Comprehensive General and Excess Liability Insurance coverage, including employer’s liability “stop-gap”, personal injury, hired and no-owned automobiles, products/completed operations, independent contractors (if any), blanket liability broad form, property damage and personal injury (or the equivalent thereto under Netherlands Antilles law and practice), in form, amount and coverage satisfactory to the Bank and its counsel.

(d)          Appropriate workers’ compensation insurance in respect of any work on or about the Property in accordance with Netherlands Antilles law.

(e)           Such other insurance with respect to the Property and the Borrowers’ other assets pledged to the Bank as security for the Loan in such amounts and against such insurable hazards as the Bank from time to time may reasonably require.

(f)           The foregoing insurance policies shall provide that they may not be canceled, or the amount(s) of coverage provided reduced, for any reason until not less than thirty (30) days written notice shall have been given to the Bank of the insurance company’s intention to cancel or

Construction/Permanent Loan Agreement

reduce the amount(s) of coverage provided under such policy or policies during which time the Borrower shall replace said policy or policies with new, substitute or successor policies to comply with the requirements of this Subsection 4.8.

4.9           Loan Fees. The Bank shall have received from the Borrower the Commitment Fee in the amount of TWENTY THOUSAND UNITED STATES DOLLARS (U.S. $20,000.00) and the Application Fee in the amount of ONE HUNDRED FIFTY UNITED STATES DOLLARS (U.S. $150.00).

4.10         Taxes and Permits. The Bank shall have received copies of all site development, construction and similar permits required in connection with the current stage of construction of the Project together with evidence that all fees for such permits have been paid. The Bank shall have received such written evidence as it or its counsel may require that all applicable property taxes, due or past due have been paid.

4.11         Cost Breakdown — Construction Schedule. The Bank shall have received from Borrower a projected development and construction cost breakdown, satisfactory to the Bank in form and substance, specifying in reasonable detail projected amounts to be payable for each category of work to be performed and materials to be supplied in connection with the development and construction of the Project, along with a projected schedule for the progress of such construction (the Construction Cost Breakdown and Schedule").

4.12         Draw Schedule. The Bank shall have received from Borrower a draw schedule satisfactory to the Bank.

4.13         List of Contractors and Materialsmen. The Bank shall have received from Borrower a list of contractors and materialsmen intended by the Borrower to perform work or supply materials in connection with the development and construction of the Project, together with conformed copies of the fully executed Construction Contract and subcontracts for such work and materials in form and substance satisfactory to the Bank.

4.14         Landlord’s Consent and Estoppel Certificate. The Bank shall have received a validly executed Consent and Estoppel Certificate from the Landlord, satisfactory in form and substance to the Bank and its counsel, consenting to the Borrower’s execution and the recording of the

Construction/Permanent Loan Agreement

Assignment, stating that the Borrower is not in default under the terms of the Lease and establishing certain rights and obligations of the Landlord, the Borrower and the Bank, and/or such other documents executed by the Landlord or any other party having an interest in the Property as may be necessary or desirable under the Lease or under Netherlands Antilles law to create, perfect or enforce the Bank’s lien, rights and remedies under the Assignment.

4.15        Lease Memorandum or Other Evidence of Leasehold Interest. If and to the extent necessary for the creation, perfection or enforcement of the Bank’s interest and rights under the Assignment, the Bank shall have been provided with a lease memorandum or other evidence of the Borrower’s leasehold interest in the Property, in such form as may be necessary under Netherland Antilles law, describing the provisions of the Lease.

4.16       Approval of Bank Counsel. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank, including both U.S. Virgin Islands and St. Maarten, Netherlands Antilles counsel.

4.17       Opinion of Counsel for Borrower and Guarantors. The Bank shall have received from counsel for the Borrower and Guarantors favorable opinions dated the date hereof addressed to the Bank and satisfactory in scope, form and substance to the Bank and its counsel, covering the following matters:

(a)          Borrower. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of St. Maarten, Netherlands Antilles, and has the legal capacity and authority to borrow the Loan, pledge the collateral under the Security Instruments, lease the Property, complete the Project thereon and to own and otherwise possess other property to the extent required to properly and adequately conduct its business and that no part of this transaction violates any restriction, term, condition or provision of the Borrower’s Articles of Incorporation, Bylaws or other organizational documents.

(b)         Cost-U-Less. Cost-U-Less is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the legal capacity and authority required to properly and adequately conduct its business, to provide its Guaranty under the terms of

Construction/Permanent Loan Agreement

this Agreement and that no part of this transaction violates any restriction, term, condition or provision of its Articles of Incorporation or Bylaws.

(c)           CULUSVI. CULUSVI is a corporation duly organized, validly existing and in good standing under the laws of the U.S. Virgin Islands and has the legal capacity and authority required to properly and adequately conduct its business, to provide its Guaranty under the terms of this Agreement and that no part of this transaction violates any restriction, term, condition or provision of its Articles of Incorporation or Bylaws.

(d)          Loan Agreement. This Agreement has been duly executed and delivered by the Borrower and Guarantors and constitutes a legal, valid and binding instrument except as may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws generally affecting the rights of creditors.

(e)           Note. The Note has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors.

(f)           Security Instruments. The Security Instruments have been duly executed and delivered by the Borrower and Guarantors and constitute legal, valid and binding instruments, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors.

(g)           Remedies. The remedies contained within all the Loan Documents are effective under the laws of the State of Washington, U.S. Virgin Islands and St. Maarten, Netherlands Antilles in order to effectuate and expedite the collection of the Loan and/or foreclosure and realization upon the collateral upon default under the terms of the Loan Documents.

(h)           Other Matters. Such other matters as may be reasonably required by the Bank or its counsel.

4.18        Lease. The Bank shall have received from the Borrower a copy of the Lease, the term of which, including any options to extend, shall be for a period of not less than the repayment period of the Loan.

Construction/Permanent Loan Agreement

4.19       Other Documentation. The Bank shall have received from the Borrower such other items and documents required to be provided by the Borrower as may be set forth on the Closing Agenda utilized by the Bank and the Borrower to close the Loan, but not otherwise specifically referred to herein.

5.          ADDITIONAL CONDITIONS OF LOAN ADVANCES. The Bank shall make advances on the Loan and under the Note, subject to the fulfillment to the satisfaction of the Bank of the following conditions and all other applicable terms of this Agreement and the other Loan Documents:

5.1        In General. Subject to the Borrower’s compliance to the Bank’s satisfaction with the terms and conditions set forth in Section 5 and any and all other applicable terms and conditions in this Agreement and the Loan Documents and provided that no Event of Default (as defined in Section 10 hereof) shall have occurred and be continuing, the Bank shall make advances on the Loan for construction costs upon not less than three (3) business days prior written notice from the Borrower to the Bank, on standard A.I.A. Application for Payment G-702 and G-703 forms, not more frequently than monthly, and in amounts not less than Twenty Five Thousand Dollars ($25,000.00) each, in accordance with the draw schedule approved by the Bank. All advances shall be made at the principal office of the Bank or at such other place as the Bank may from time to time designate. The Bank shall have no obligation to make a requested advance unless and until the Borrower has complied to the satisfaction of the Bank and its counsel with all applicable terms and conditions of this Agreement.

(a)       Amount of Advances. In the case of advances under the Loan with respect to construction items, said advances shall be comprised as the total sum of:

(i)        the aggregate value of the class of work completed to the reasonable satisfaction of the Bank; plus

(ii)      reimbursement for non-construction expenditures as categorized in the budget; plus

Construction/Permanent Loan Agreement

(iii)   the aggregate value of the materials and equipment incorporated into the Project to the reasonable satisfaction of the Bank, or ordered, with deposits placed, or stored on the Property and insured; less

(iv)   a sum equal to ten percent (10%) of the items described in Subparagraphs (i) and (iii) above which sum shall be held by the Bank until the Project is substantially completed; and less

(v)    the amount of prior advances;

for purposes of Subparagraphs (i) and (iii) above, “value” shall be computed substantially in accordance with the amounts assigned thereto in the Construction Cost Breakdown and Schedule or other schedule of payments as shall have been approved by the Borrower and the Bank, provided however, that if there has not been a Construction Cost Breakdown and Schedule or other schedule of payments agreed upon and approved by the Borrower and the Bank, said values shall be determined by the Bank in its discretion.

(b)   Non-Construction Expenses. Reimbursement for non-construction expenditures ("soft costs") shall not exceed the sums allocated to such purpose in the draw schedule approved by the Bank and shall be based upon requisitions for expenditures as approved by the Bank’s Supervisory Inspector.

5.2        Draw Fee and Wire Transfer Fee. The Bank shall have received a draw fee equal to one-eighth of one percent (.125%) of the amount advanced, which shall be due and payable at the time of the advance by debit from the amount advanced. In addition, the Borrower shall pay one-half of any wire transfer fees associated with each advance.

5.3        Permits. The Bank shall have received copies of all building and other permits required in connection with the then current stage of construction of the Project together with evidence that all fees for such permits have been paid.

5.4        Work in Place. The Bank shall have received a report from its Supervisory Inspector as to the value of the work in place (including the fair market value of the Property).

5.5        Certificate From Supervisory Inspector. Once each week during the term of the Project, the Bank shall have received a written report from its Supervisory Inspector that the work

Construction/Permanent Loan Agreement

completed as of such date complies with the Plans and Specifications, as they may have been amended in compliance with this Agreement, and that such work has been performed in a good and workmanlike manner, and that all materials, supplies and fixtures usually furnished and installed at such stage of the Project have been furnished or installed and are of appropriate quality and that the Construction Cost Breakdown and Schedule has been adhered to, and any other pertinent aspects of the Project which, in his opinion, should be known to the Bank. Borrower shall reimburse the Bank for all fees paid for each inspection trip performed by the Supervisory Inspector.

5.6        Work in Place. The Bank shall be satisfied that all work completed at the time of the Borrower’s request for an advance has been performed in a good and workmanlike manner and that all materials and fixtures usually furnished and installed to that state of construction have been furnished and installed.

5.7        Title. The Bank shall have received such updated title searches or reports as shall be necessary to evidence that, as of the date of the contemplated advance, that there is no lien, encumbrance or other exception on the Property other than those previously reported to and approved by the Bank.

5.8        Surveyor’s Certificate. The Bank shall have been furnished with two copies of a certificate prepared by a licensed land surveyor (satisfactory to the Bank and authorized to exercise his/her profession in St. Maarten. Netherlands Antilles), certifying that the location of the improvements to date are within the boundaries of the Property and established building setback lines, if any, as shown on the Survey provided in connection with the first advance, and disclosing no other state of facts which, in the opinion of the Bank, would render title to the Property unmarketable; provided, however, that after the construction of the foundations of all buildings to be erected on the Property have been completed, an updated survey shall have been furnished showing the “as built” location of the foundations of the buildings, and thereafter the condition set forth in this Subsection shall be satisfied if the Bank shall have been furnished with a certificate of the licensed surveyor who shall have prepared such survey or such other licensed surveyor satisfactory to the Bank, stating that there have been no changes in the exterior lines of the improvements as shown on the survey furnished in connection with the first advance and that there

Construction/Permanent Loan Agreement

is no encroachment over the Property or by any part of the improvements over the boundary lines or any established building setback line of the Property.

6.         INSPECTION. The Borrower shall permit any authorized representative designated by the Bank to inspect the Property and the Borrower’s books and records pertaining to the Property, the Project or the Borrower’s financial condition, and to make extracts therefrom and to discuss the affairs, finances and accounts of the Borrower, all at such reasonable times and as often as may reasonably be requested and at the Borrower’s expense. The Bank or its representative shall be permitted, at all reasonable times, to enter upon the Property, inspect the Project and the construction thereof and all materials, fixtures and articles used or to be used and to examine all detailed plans, shop drawings, specifications, construction agreements and documents. The Borrower shall furnish to the Bank, or its authorized representative, when requested, copies of such plans, drawings, specifications, construction agreements and documents.

7.          FINAL ADVANCE. When the Bank has determined to its satisfaction that the Project has been substantially completed in accordance with the Plans and Specifications (including all amendments and modifications thereof which have been approved by the Bank) in a good and workmanlike manner and in conformity with good construction and engineering practice, and the Bank shall have received (a) a certificate to that effect from its Supervisory Inspector, (b) evidence satisfactory to the Bank that all work requiring inspection by governmental or regulatory authorities having or claiming jurisdiction has been duly inspected and approved by such authorities and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction, (c) to the extent any such certificate is a condition of the lawful use and occupancy of the improvements, a copy of the certificate or other document validly issued by the appropriate governmental authority allowing the occupancy of the improvements; (d) two copies of a final survey showing the “as built” conditions of the completed Project which survey shall be made in a manner and scope similar to that described in Subsection 4.2 above, (e) a current and updated appraisal showing an estimated value satisfactory to the Bank as set forth in Subsection 8.9, and (e) a final release of liens from the Contractors and all subcontractors and materials suppliers (all of the foregoing being defined herein as “Completion of the Project”), and so long as the Borrower is not in default hereunder, the Bank

Construction/Permanent Loan Agreement

shall advance to the Borrower the proceeds of the Note which have not theretofore been disbursed. If the conditions of this Section have not been fully satisfied, the Bank shall have no obligation to make the final advance under the Loan.

8.         AFFIRMATIVE COVENANTS. The Borrower and Guarantors agree that so long as credit shall remain available hereunder and until payment in full of the Note, and performance of all of the Borrower’s covenants and other obligations under this Agreement are satisfied, unless the Bank shall otherwise consent in writing, they will:

8.1        Payment of Taxes. Pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or liens imposed upon the Borrower or upon the income or profits of the Borrower, or upon any property belonging to the Borrower prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrower; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and so long as Borrower furnishes the Bank. immediately upon such tax, assessment, charge, levy or claim becoming overdue, notice of that which Borrower intends to contest.

8.2        Real Property Taxes. Pay or cause to be paid all taxes on the Property and submit to the Bank evidence of such payments.

8.3        Insurance. Maintain, or cause to be maintained, the insurance coverage specified in Subsection 4.8 above.

8.4        Notice of Litigation. Promptly give notice in writing to the Bank of any material contingent liability of the Borrower or any Guarantor and of all litigation and of all proceedings by or before any governmental regulatory agency, against or affecting the Borrower or any Guarantor, where the amount in controversy exceeds S 100,000.00 or which, if adversely determined, would otherwise have a material adverse effect on the financial condition or business of the Borrower or any Guarantor.

8.5        Loan Proceeds. Apply proceeds of the Loan for the specific purposes provided for herein.

Construction/Permanent Loan Agreement

8.6        Subordination of Loans. Subordinate all existing and future shareholders’ loans and/or advances to the Loan; provided that the Borrower or any Guarantor may make routine installment payments under such shareholders’ loans so long as (a) no Event of Default has occurred and is continuing, and (b) interest on any such shareholders’ loans does not exceed the interest rate charged on the Note.

8.7        Financial Statements. Furnish the Bank (1) within ninety (90) days after the end of each fiscal year of the Borrower and Guarantor, (a) audited financial statements of Cost-U-Less and its subsidiaries and of Borrower as of the close of such fiscal year, (b) financial statements of CULUSVI as of the close of such fiscal year, prepared in such manner as is acceptable to the Bank, which financial statements may be unaudited and prepared internally, and (c) the income tax returns of Borrower and Guarantors, and (2) such other information regarding the business affairs and financial condition of the Borrower and Guarantors as may be requested by the Bank, at such times, and prepared in such manner and by such persons as are acceptable to the Bank.

8.8        Deposits. At any time that the Bank shall have an office located in St. Maarten, Netherlands Antilles, maintain all direct and indirect depository accounts of the Borrower with the Bank at any time that the Bank has a branch office in St. Maarten, Netherlands Antilles.

8.9        Appraisal. Upon Completion of the Project, provide the Bank with an appraisal report, in form and substance satisfactory to the Bank, indicating that the Property with improvements has a value of not less that $3,000,000.00.

8.10       Debt Service Ratio. Maintain a debt service coverage ratio of 1.5, which ratio shall be the sum of operating income and depreciation less royalties, divided by the sum of the current portion of long term debt and interest expense.

8.11       Environmental Compliance. Be and remain in compliance with the provisions of all Netherlands Antilles environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting the Property; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty

Construction/Permanent Loan Agreement

assessed in connection therewith; and at the Bank’s request, and at the Borrower’ s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

8.12       Inspection and Maintenance. Allow the Bank or its duly authorized representatives to inspect the Property, books, records, assets, other property and operations of the Borrower at any reasonable time on reasonable notice and maintain said books, records, assets, property and operations of the Borrower to the satisfaction of the Bank.

8.13       Licenses. Obtain and promptly renew from time to time all consents, licenses, approvals and authorizations as may be required under any applicable law or regulation for the Project and the Borrower’s business operations and for the making, performance, validity and enforceability of the Security Instruments.

8.14       Workers’ Compensation. Pay or cause to be paid to the appropriate governmental authority workers’ compensation premiums for all employees of the Borrower, and submit to the Bank upon payment evidence of said payments and insurance coverage.

8.15       Vouchers and Receipts. Provide the Bank promptly on demand any contracts, bills of sale. statements, receipts, vouchers or agreements pursuant to which the Borrower has any claim of title to an y materials, furniture, fixtures or other articles delivered or to be delivered to the Property or incorporated or to be incorporated into the Project.

8.16       Payments for Inventory, Labor and Materials. Pay when due all bills for materials supplied (including without limitation furniture and fixtures) for, and for services of labor performed in connection with, the Project, and for inventory supplied to the Borrower, and provide the Bank promptly on demand a verified written statement, in such form and with such detail as the Bank may require, showing all amounts paid and unpaid for labor, materials or inventory and all items of labor and materials furnished for the Project or inventory furnished to the Borrower for which payment has not been made and the amount to be paid therefor.

8.17       Loan to Value Ratio. Maintain a loan-to-value-ratio of not more than 70% of the value of the Property.

Construction/Permanent Loan Agreement

8.18       Publicity. Allow the Bank to announce and publicize the source of the financing of the Project in such manner as the Bank may elect and at the Bank’s expense, including without limitation the placement of a sign for display on the Property, and the Borrower shall provide a prominent and suitable location for the display of such sign for the duration of the Project or until the Loan has been repaid in full, whichever shall first occur.

9.         NEGATIVE COVENANTS. The Borrower hereby agrees that so long as credit shall remain available hereunder and until payment in full of the Note, and all other credit advanced by the Bank to the Borrower, without the prior written consent of the Bank, Borrower will not:

9.1        Limitation of Liens to Secure Indebtedness. Sell, mortgage, pledge, hypothecate, assign, transfer, suffer to exist, or voluntarily subject to any lien or encumbrance to secure any indebtedness, the Property or the other assets pledged to the Bank as collateral for the Loan, excluding, however, from the operation of this covenant, the Loan hereunder, other loans made by the Bank and routine insurance premium financings.

9.2        Limitation of Construction and Other Liens. Allow to exist any mechanics lien or similar encumbrance in respect to work performed by any contractor, subcontractor or workman of any sort or any other lien as would preclude the Bank from obtaining recognition of its valid first priority lien over the Property.

9.3        Limitation on Indebtedness. Create or incur any indebtedness or obligation for borrowed money or issue or sell any obligations of the Borrower, excluding, however, from the operation of this covenant, the Loan hereunder, other loans made by the Bank and subordinated shareholders’ loans.

9.4        Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm, partnership, corporation or any other entity except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

9.5        Consolidation or Merger. Merge into or consolidate with or into any other corporation, partnership or business entity. For the purposes of this Subsection 9.5, the acquisition by the Borrower of all or substantially all of the assets, together with the assumption of all or

Construction/Permanent Loan Agreement

substantially all of the obligations and liabilities, of any other corporation or entity shall be deemed to be a consolidation of such corporation or entity with the Borrower.

9.6        Disposition of Assets. Lend, sell, lease, transfer or otherwise dispose of any of the assets of the Borrower (other than obsolete or worn-out property not used or useful in its business), whether now owned or hereafter acquired, except in the ordinary and regular course of the Borrower’s business.

9.7        Capital Expenditures. Incur capital expenditures in excess of $50,000.00 annually, without the prior written approval of the Bank.

9.8        Dividends and Distributions. Declare or pay any dividends or authorize or make any other distribution of any profits or other revenues of the Borrower to any shareholder or third person, except as may be required to service approved shareholder loans or to fund such payments as are made out of surplus revenues, provided that such distributions shall not be allowed at any time that an Event of Default has occurred and is continuing.

9.9        Capital Stock/Treasury Stock. Purchase, acquire, redeem or retire any capital stock of the Borrower, or issue any further capital stock or permit the sale of any treasury stock of the Borrower.

9.10       Change in Borrower’s Business. Effect, cause or permit any change in the Borrower’s business.

9.11       Change in Stock Ownership. Effect, cause or permit any change in the ownership of Borrower or in the beneficiary or legal ownership of any shares in Borrower, except by descent or demise or through an approved dividend reinvestment plan.

9.12       Amendment to Articles or Bylaws. Amend the Borrower’s Articles of Incorporation, Bylaws or other organizational documents.

10.        DEFAULT. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a) if the Borrower fails to pay any principal of or interest on the Note, or of any other indebtedness, which term shall mean any obligation or liability for borrowed money, owing by the Borrower to the Bank now existing or hereafter incurred, when the same shall be due;

Construction/Permanent Loan Agreement

(b)    if the Borrower or any Guarantor shall fail to comply with any other term of this Agreement, the Note or any of the Security Instruments;

(c)    if the Bank shall not approve of any requested payment because of any lien or encumbrance (other than a construction lien, notice of which has been filed and which is being contested pursuant to the Assignment) which might have priority over any advances made or to be made hereunder or because of any structural or other defect with respect to the Project which materially impairs the value of the security for the advances made or to be made hereunder;

(d)    if the Borrower does not construct the Project in a good and workmanlike manner in accordance with the Plans and Specifications as they may have been modified or changed in compliance with this Agreement; or fails to comply promptly with, or diligently proceed with compliance with, any requirement, note or notice of violation of law issued by or filed in any department of any governmental authority having jurisdiction, against the Property or against the Borrower by reason of any material matter in or about such construction, or fails to furnish to the Bank, when requested, copies of official inquiries made by governmental authorities having jurisdiction;

(e)    if the Project be at any time discontinued for a period of more than 30 consecutive days, or not carried on with reasonable dispatch, except for Enforced Delays (the term “Enforced Delays” meaning delays in the performance of Borrower’s obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, without limitation, Acts of God, acts of the public enemy, acts of the Netherlands Antilles government, fires, floods, strikes and unusually severe weather or delays of trade contractors due to such causes, but excluding delays caused by the Borrower’s lack of funds to continue or complete the Project);

(f)    if the Borrower executes any conditional bill of sale, chattel mortgage, deed of assignment or other security agreement, except the Security Instruments, covering any materials, fixtures or articles used in the Project, or articles of personal property placed therein, or if any of such materials, fixtures or articles be not purchased so that the ownership thereof will vest unconditionally in the Borrower, free from encumbrance, on delivery at the premises, or if the Borrower does not produce to the Bank promptly after demand the contracts, bills of sale, statements,

Construction/Permanent Loan Agreement

receipt vouchers or agreements, or any of them, under which the Borrower claims title to such materials, fixtures and articles;

(g)    if the Borrower assigns this Agreement or any of the advances or any interest therein, or Borrower’s right to receive any advance or portion thereof, or if the Property be transferred or encumbered in any way without the  if the Bank or the Bank’s representative be not permitted, at all reasonable ti Property;

(h)    if any improvements or any portion thereof shall encroach over the boundary lines or any established building setback lines of the Property or violate the requirement of any governmental authority having or claiming jurisdiction, or if any structure on adjoining property shall encroach upon the Property;

(i)    if the improvements, in the judgment of the Bank, be materially injured or destroyed by fire or other cause and not have been promptly repaired or restored;

(j)    any representation or warranty made by the Borrower or Guarantor in connection with the Loan proves to have been incorrect in any material respect as of the date of this Agreement or as of the date on which it is made, or any statement, certificate or data furnished by the Borrower or Guarantor proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified;

(k)    a judgment for the payment of money shall be rendered against the Borrower or Guarantor and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution;

(1)    the Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or Guarantor or of all or a substantial part of the assets of the Borrower or Guarantor, (ii) be unable, or admit in writing, the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or Guarantor in any bankruptcy, reorganization or insolvency law or an answer admitting the material allegations of a

Construction/Permanent Loan Agreement

petition filed against the Borrower or Guarantor in any bankruptcy proceeding, reorganization or insolvency proceeding, or corporate action shall be taken by the Borrower or Guarantor for the purpose of effecting any of the foregoing;

(m)    if an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or Guarantor, by any court of competent jurisdiction, appointing a receiver, trustee or liquidator of all or a substantial part of the assets of the Borrower or Guarantor, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

(n)    if the Bank or the Bank’s representative be not permitted, at all reasonable times, to enter upon the Property, to inspect the improvements and the construction thereof and all materials, supplies, chattels, fixtures, machinery and equipment used or to be used in the construction and to examine all detailed plans, shop drawings and specifications which are or may be kept at the site of the improvements, or if the Borrower shall fail to furnish to the Bank or the Bank’s authorized representative, when requested, copies of such detailed plans, shop drawings and specifications;

(o)    if any of the materials, supplies, chattels, fixtures, machinery or equipment used in the construction of the improvement or appurtenances thereto or to be used in the operation thereof be not in accordance with the Plans and Specifications as approved by the Supervisory Inspector and the Bank, unless any substitutions therefor or variations therein have been waived or approved in writing by said parties;

(p)    the financial condition of the Borrower or either of the Guarantors, or the physical condition of the Property, shall adversely change in any material respect from the condition of any of the foregoing represented in the information and documentation submitted by the Borrower in support of its application for the Loan; or

Construction/PermanentLoan Agreement

(q)    the Borrower shall default under the Lease.

11.         REMEDIES

11.1       Remedies Without Period of Grace. Upon the occurrence of an event specified in Section 11, the Bank shall have, in addition to the rights otherwise existing, the following rights and remedies:

(a)    Refusal of Advances. All obligation on the Bank’s part to make the Loan or to make any advances shall be suspended, if the Bank so elects.

(b)    Payment of Advances. The Bank may make any advance, if it deems it advisable so to do, or may postpone or defer any advance or parts thereof. All such advances or postponements or deferrals thereof shall be deemed to have been made in pursuance of this Agreement and not in modification hereof. The Bank may make any such advance, notwithstanding that the Borrower shall have refused to request the same, such advance to be based upon work completed and costs incurred since the time of the last previous advance. The making of any advance or part thereof shall not be deemed an approval or an acceptance by the Bank of the work theretofore done, and election to make any such advance shall not be deemed a waiver of the right to demand payment of the Note, or an obligation to make any other advance. The Bank may, at its option, upon written notice to Borrower pay all or any part of any advance directly to any person, firm or corporation whom the Borrower would otherwise be obligated to pay out of the proceeds of such advance.

(c)    Default Rate. For so long as such event of default shall continue, the Loan shall accrue, and the Borrower shall pay to the Bank, interest at the Default Rate.

11.2        Remedies After Period of Grace. Upon the occurrence of an event specified in Section 10, and after ten (10) days written notice thereof from the Bank to the Borrower, the Bank shall have, in addition to the rights specified in Subsection 11.1 hereof and any rights otherwise existing, the following rights and remedies: all sums theretofore advanced with all accrued interest thereon shall at the option of the Bank become immediately due and payable, or, without waiving the Bank’s rights at any time thereafter to elect to declare all sums advanced with all accrued interest to be due and payable, the Bank may undertake to perform any and all work and labor necessary to complete the Project in accordance with the Plans and Specifications as they may have been

Construction/Permanent Loan Agreement

amended in compliance with this Agreement and make such payments as may be required by this Agreement, the Assignment or other Security Instruments. All sums so expended by the Bank, including any amount in excess of the principal amount of the Note, shall be deemed to have been paid to the Borrower and deemed to be secured by the Assignment and the other Security Instruments. For this purpose, the Borrower hereby constitutes and appoints the Bank its true and lawful attorney-in-fact with full power of substitution to complete the work in the name of the Borrower, and hereby empowers such attorney (i) to use any funds of the Borrower, including any funds which may remain unadvanced under the Note and hereunder for the purpose of continuing the Project in the manner called for by the Plans and Specifications, as they may have been amended in compliance with this Agreement, or paying, settling or compromising all existing bills and claims which are or may be liens against the Property, or as may be necessary or desirable for the continuation of the work, or for the clearance of title, or paying, for the account of the Borrower, any amounts payable by the Borrower under this Agreement, the Assignment or other Security Instruments; (ii) to make such additions and changes and corrections in the Plans and Specifications as may be necessary or desirable to complete the Project; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purpose; and (iv) to execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents and to do any and every act which the Borrower might do in its own behalf. Such appointment shall be deemed to be coupled with an interest which cannot be revoked. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the Property and to take such action and require such performance as it deems necessary. The Borrower hereby assigns and quitclaims to the Bank all sums to be advanced under the Note and hereunder (together with any interest in respect thereof), conditioned upon the use of such sums as provided in this Section, such assignment to become effective, however, only in case of the Borrower’s default.

11.3       Forbearance of Remedies Upon Default. The Bank will not exercise any right, power or remedy with respect to any default hereunder until the expiration of any grace or notice period provided with respect thereto, if any. The Bank will not exercise any right, power or remedy

Construction/Permanent Loan Agreement

described in Subsection 11.2 hereof with respect to any default other than a default under Subsection 10(a) if the Bank shall have been provided with information or evidence satisfactory to the Bank (i) that the default has been cured and adequate compensation has been made for all damages occasioned by the default; or (ii) that the Borrower intends to cure the default, so that the same can be and will be cured expeditiously and in no event more than 30 days after the date of such default (or such shorter time period as may be provided for herein, in the Note or in the Security Instruments) or the date of the occurrence which ripened into a default by passage of time, whichever shall first occur, and that adequate provision has been made for any damage which might be occasioned by the default. (Borrower’s undertaking of a “Permitted Contest” as defined in and pursuant to the terms of the Assignment shall be deemed by the Bank as satisfactory evidence that the Borrower intends to cure any such default).

12.         SUPERVISORY INSPECTOR. The Borrower agrees to the appointment by the Bank of Theresa S. Roberts as the Bank’s Supervisory Inspector and, in order to enable the Supervisory Inspector and its representatives conveniently to perform the Supervisory Inspector’s duties to the Bank, agrees to cooperate with the Supervisory Inspector and to cause the Borrower’s architect and general contractor, and the employees or subcontractors of each of them, to cooperate with the Supervisory Inspector, and, upon its request, to furnish it whatever it may consider necessary or useful in connection with the performance of its duties aforesaid including, without limiting the generality of the foregoing, true copies of working details, shop drawings and the Plans and Specifications and details thereof, samples of materials, licenses, permits, relevant certificates of public authorities, applicable zoning ordinances and building codes. If the Supervisory Inspector shall be, or for any reason become, disqualified or unable to continue to act as such, or if its services are terminated, the Bank may appoint a successor Supervisory Inspector and any such successor shall have the same duties to the Bank and shall be entitled to the same cooperation as if it had originally been named herein as Supervisory Inspector. The Borrower acknowledges that the duties of the Supervisory Inspector run solely to the Bank, and that in such capacity the Supervisory Inspector shall have no obligations or responsibilities whatsoever to the Borrower or to any of the Borrower’s agents, employees or contractors.

Construction/Permanent Loan Agreement

13.        RELATIONSHIP OF PARTIES, INDEMNIFICATION. It is agreed between the parties hereto that Borrower has selected or will select all architects, engineers, contractors, materialmen, as well as all others furnishing services or materials for the construction of the Project and the Bank has, and shall have, no responsibility whatsoever for them or for the quality of their materials or workmanship, it being understood that the Bank’s sole function is that of lender and the only consideration passing from the Bank to Borrower is the loan proceeds in accordance with and subject to the terms of this Agreement. It is also agreed that Borrower shall have no right to rely on any procedures required by the Bank herein, such procedures being for the sole protection of the Bank as lender and no one else. Borrower hereby agrees to hold and save the Bank harmless and indemnify it against and from claims of any kind of any persons, including, but without limiting the generality of the foregoing, employees of Borrower and contractors constructing the Project and any of their respective employees, any tenant of Borrower, any subtenant or concessionaire of any such tenant, and the employees and business invitees of any such tenant, subtenant or concessionaire, arising from or out of the construction, use, occupancy, or possession of the Project in accordance with the Plans and Specifications so long as Borrower shall remain in possession of the premises.

14.        CHANGE OF PARTIES. The Borrower will not assign this Agreement or the monies due hereunder or convey or further encumber the Property without the prior written consent of the Bank; and in the event of any such approved assignment, conveyance or encumbrance the Bank shall continue to make advances hereunder to the Borrower or to the Borrower’s successor or assignee, and all sums so advanced shall be deemed advances under this Agreement and not in modification hereof. In the event the Borrower shall part with or in any manner be deprived of its leasehold interest to the Property in violation of this Section, the Bank may, at its option, continue to make advances under this Agreement and not in modification hereof. The Bank may assign this Agreement and the Note and cause the assignee to make any advances not made at the time of the assignment, in which event all of the terms hereof shall continue to apply to the Loan, the Note, the Assignment and the Security Instruments. All sums so advanced shall be deemed advances under this Agreement and not in modification hereof.

Construction/Permanent Loan Agreement

15.        LOAN EXPENSES. The Borrower agrees to pay all reasonable expenses (including legal expenses and attorneys’ fees for both U.S. Virgin Islands and St. Maarten, Netherlands Antilles counsel) payable in connection with the execution and delivery of this Agreement and of the Note, and the Security Instruments herein referred to, and all fees for the creation and perfection of the Bank’s liens pursuant to the Security Instruments, as well as all expenses (including legal expenses and attorneys’ fees for both U.S. Virgin Islands and St. Maarten, Netherlands Antilles counsel) of every kind incidental to the collection or enforcement of this Agreement, the Note and the other said Security Instruments; and the Borrower shall indemnify the Bank against all reasonable claims for such fees, charges and commissions arising in connection with the transaction contemplated by this Agreement.

16.        NO WAIVER; REMEDIES CUMULATIVE. No failure to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

17.        ENTIRE AGREEMENT. The Borrower and Guarantors understand and agree that this Agreement, along with Security Instruments executed simultaneously herewith, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements, written or oral, among the parties concerning the subject matter hereof (except that Commitment Letter dated June 8, 1999 and accepted June 10, 1999, the terms and provisions of which are incorporated herein by this reference and, to the extent not inconsistent with the Loan Documents, shall survive the closing of the Loan as set forth in Paragraph 16 of said Commitment Letter).

18.        AMENDMENT TO LOAN AGREEMENT. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties to this Agreement.

19.        WAIVER OF RIGHT TO TRIAL BY JURY. THE BORROWER AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH

Construction/Permanent Loan Agreement

RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE LOAN DOCUMENTS, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK’S PERFORMANCE UNDER THIS AGREEMENT. FURTHER, THE BORROWER AND GUARANTORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK’S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

20.         MISCELLANEOUS.

20.1       Definitions. Any accounting term used herein shall, unless the context otherwise specifies, be defined as most commonly defined in accordance with generally accepted accounting principles.

20.2       Notice. Any notice given hereunder or under any of the other Loan Documents shall be deemed to have been properly served if sent by United States first class certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight courier, addressed as set forth above in this Agreement (or at such other address as such party shall have furnished to the other party in writing), provided, however, that a copy of all notices and other communications sent to the Bank shall be sent to:

George H.T. Dudley, Esq.
Dudley, Topper and Feuerzeig
1 A Frederiksberg Gade
P.O. Box 756
St. Thomas, U.S. Virgin Islands 00804.

Construction/Permanent Loan Agreement

20.3       Governing Law. This Agreement, the Note and the Security Instruments shall be governed by and construed in accordance with the law of the U.S. Virgin Islands, except as otherwise set forth herein and except that with respect to the validity, priority and enforceability of, and realization upon, the liens created pursuant to the Assignment and the liens created over property located in the Netherlands Antilles pursuant to the other Security Instruments, the applicable provisions thereof shall be governed by, and interpreted in accordance with, the laws of St. Maarten, Netherlands Antilles, it being understood that, to the fullest extent permitted by the laws of the Netherlands Antilles, the laws of the U.S. Virgin Islands shall govern the validity and enforceability of the obligations arising under the Loan Documents. Any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the U.S. Virgin Islands (including without limitation the Federal District Court for the District of the U.S. Virgin Islands), and by execution and delivery of this Agreement, the Borrower and the Guarantors consent, for themselves and in respect of their property, to the non-exclusive jurisdiction of those courts. The Borrower and Guarantors irrevocably waive any objection, including any objection to the laying of venue and any objection based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of the Loan Agreement or any of the other Loan Documents. The Borrower and Guarantors waive personal service of any summons, complaint or other process, which may be made by any other means permitted by U.S. Virgin Islands law. This Section shall not be deemed to preclude any

Construction/Permanent Loan Agreement

party from filing any such action, suit or proceeding in any other appropriate forum if the courts of the U.S. Virgin Islands decline jurisdiction.

IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the date first above written.

CUL (SINT MAARTEN) N.V., Borrower

By: /s/ J. Jeffrey Meder
J. Jeffrey Meder, authorized agent pursuant
to Power of Attorney dated November 3, 1999
of Caribe International Trust Company N.V., as
Managing Director of CUL (Sint Maarten) N.V.

COST-U-LESS, INC., Guarantor

By: /s/ J. Jeffrey Meder
J. Jeffrey Meder, President

(SEAL)

Attest: /s/ Roy W. Sorensen
Roy W. Sorensen, Secretary

CULUSVI, INC., Guarantor

By: /s/ J. Jeffrey Meder
J. Jeffrey Meder, President

(SEAL)

Attest: /s/ Roy W. Sorensen
Roy W. Sorensen, Secretary

BANCO POPULAR DE PUERTO RICO

By: /s/ Angel E. Dawson, Jr.	/d/ 12-17-99

Angel E. Dawson, Jr., Asst. Vice President

Construction/Permanent Loan Agreement

STATE OF WASHINGTON	)
)SS:
COUNTY OF KING	)

The foregoing instrument was acknowledged before me this 5TH day of November, 1999,

by J. Jefrey Meder, as President of Cost-U-Less, Inc., Washington corporation, on behalf of said corporation.

/Notary Seal, Washington State/	/s/ Sherry Turner

Notary Public

STATE OF WASHINGTON	)
)SS:
COUNTY OF KING	)

The foregoing instrument was acknowledged before me this 5TH day of November, 1999, by J. Jeffrey Meder, as President of CULUSVI, Inc., a U.S. Virgin Islands corporation, on behalf of said corporation.

/Notary Seal, Washington State/	/s/ Sherry Turner

Notary Public

STATE OF WASHINGTON	)
)SS:
COUNTY OF KING	)

The foregoing instrument was acknowledged before me this 5TH day of November, 1999, by J. Jeffrey Meder, as authorized agent of CUL (Sint Maarten) N.V., a Netherlands Antilles limited liability company, on behalf of said corporation.

/Notary Seal, Washington State/	/s/ Sherry Turner

Notary Public

EXHIBIT A

SURVEY PLAN AND METES AND BOUNDS DESCRIPTION